Exhibit 99.1

REPRO-MED SYSTEMS, INC., REPORTS 29.9% INCREASE IN SALES  FOR FISCAL YEAR ENDED FEBRUARY 29, 2012 AND SUCCESSFUL INTRODUCTION OF THE RMS HIGH-FLO™ SUBCUTANOUES SAFETY NEEDLE SETS

Chester, New York – June 7, 2012 - (PR NEWSWIRE) -- Repro-Med Systems Inc., (REPR.PK) d/b/a RMS Medical Products (The “Company”)( http://www.rmsmedicalproducts.com), reported increases in both domestic and international sales for the fiscal year ended February 29, 2012, according to the Company’s Form 10-K report filed with the Securities and Exchange Commission.

The medical devices company is the manufacturer of the FREEDOM60® Syringe Infusion System, RMS High-Flo™ Subcutaneous Safety Needle Sets and the RES-Q-VAC® emergency hand held suction system. The Company also produces expendables used in conjunction with those devices.

Andrew Sealfon, President and CEO of RMS Medical Products, stated, “This year we continued the growth trend of recent years, with $6,390,534 in revenue which represents an increase of 29.9% over the previous fiscal year. Our FREEDOM60® product line realized a 31.9% increase in sales. Our net operating profit was $1,289,158 and our net income for the year was $815,893.”

The FREEDOM60® Syringe Infusion System is popular for subcutaneous administration of immune globulin (SCIG), especially in the home care market. In its 10-K, the Company expressed an expectation for FREEDOM60® sales to further increase as the SCIG market continues to develop and it works on enhancements that it believes will expand this market even further. In addition, the Company expects more healthcare providers to see the benefits of using the system for antibiotics, chemotherapeutics, pain medications, and other applications.

RMS has successfully introduced its High-Flo™ Subcutaneous Safety Needle Sets to the US market during the 2012 fiscal year.  These needle sets are generally being used with the Company’s FREEDOM60® pump or pumps from other manufacturers. The Company has received feedback from some SCIG patients experiencing less pain, less infusion time, and less discomfort when switching to High-Flo™.

Mr. Sealfon noted, “We are pleased with the progress we have made and are looking for continued sales growth for the coming year, especially as more healthcare providers and patients realize the comfort and performance which can be achieved with our High-Flo™ Subcutaneous Safety Needle Sets.”

The principal devices manufactured by RMS Medical Products are:

The FREEDOM60® Syringe Infusion Pump, which is used for the subcutaneous administration of immune globulin due to its safe, controlled pressure and ability to adjust automatically to the flow. The inherently safe pressures used to deliver drugs to patients minimize discomfort, swelling and other complications sometimes found with conventional electric infusion devices. There are additional applications such as the delivery of antibiotics and other drugs.

RES-Q-VAC®, a hand operated suction system that fills a niche in emergency medicine, hospitals, and home care for immediate airway suction when and wherever needed. RES-Q-VAC® has patented filtration to minimize exposure of medical personnel to dangerous pathogens from patients infected with life threatening diseases such as tuberculosis and SARS. Because RES-Q-VAC® provides reliable suction without electric power, it is useful in disasters when the electricity fails.

Forward Looking Statements

Statements in this press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. More information about these factors can be found in Repro-Med’s latest Annual Report filed with Securities and Exchange Commission on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.